EXHIBIT 24

POWER OF ATTORNEY

        PepsiCo, Inc. ("PepsiCo") and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint Robert F. Sharpe, Jr. and Lawrence F. Dickie, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

(i)	Registration Statements No. 33-53232 and 33-64243 relating to the offer and sale of PepsiCo's Debt Securities and Warrants, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of debt securities or warrants by PepsiCo or guarantees by PepsiCo of any of its subsidiaries' debt securities or warrants;

(ii)	Registration Statements No. 33-4635, 33-21607, 33-30372, 33-31844, 33-37271, 33-37978, 33-47314, 33-47527, 333-53436 and 333-56302 all relating to the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in connection with acquisition transactions, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in acquisition transactions;

(iii)	Registration Statements No. 33-29037, 33-35602, 33-42058, 33-51496, 33-54731 33-42121, 33-50685 and 33-66150 relating to the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock; and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock Option Plan to employees of PepsiCo or otherwise;

(iv)	Registration Statements No. 2-82645, 33-51514; 33-60965 and 333-89265 covering the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo 401(k) Plan or the Long Term Savings Program of PepsiCo, and Registration Statement No. 333-56524 covering the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo Puerto Rico 1165(e) Plan and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the long term savings programs of any other subsidiary of PepsiCo;

(v)	Registration Statements No. 33-61731 and No. 333-09363 pertaining to the offer and sale of PepsiCo Capital Stock under PepsiCo’s 1995 Stock Option Incentive Plan, Registration Statement No. 33-54733, relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo’s 1994 Long-Term Incentive Plan, Registration Statement No. 33-19539 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1987 Incentive Plan and resales of such shares by officers of PepsiCo, and Registration Statement No. 2-65410 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1979 Incentive Plan, 1972 Performance Share Plan, as amended, and various option plans, and resales of such shares by officers of PepsiCo;

(vi)	Registration Statement No. 33-22970 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1988 Director Stock Plan;
(vii)	all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Capital Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries' debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo's reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on March 15, 2001.

PepsiCo, Inc.
By:	/s/ROBERT F. SHARPE, JR. Robert F. Sharpe, Jr. Senior Vice President, Public Affairs General Counsel and Secretary

/s/ ROGER A. ENRICO Roger A. Enrico Chairman of the Board and Chief Executive Officer	/s/ARTHUR C. MARTINEZ Arthur C. Martinez Director
/s/ PETER A. BRIDGMAN Peter A. Bridgman Senior Vice President and Controller (Chief Accounting Officer)	/s/JOHN J. MURPHY John J. Murphy Director
/s/ INDRA K. NOOYI Indra K. Nooyi Senior Vice President Chief Financial Officer	/s/FRANKLIN D. RAINES Franklin D. Raines Director
/s/ JOHN F. AKERS John F. Akers Director	/s/STEVEN S REINEMUND Steven S Reinemund President and Chief Operating Officer and Director
/s/ ROBERT E. ALLEN Robert E. Allen Director	/s/SHARON PERCY ROCKEFELLER Sharon Percy Rockefeller Director
/s/ PETER FOY Peter Foy Director	/s/ FRANKLIN A. THOMAS Franklin A. Thomas Director
/s/ RAY L. HUNT Ray L. Hunt Director	/s/ CYNTHIA M. TRUDELL Cynthia M. Trudell Director
/s/ SOLOMON D. TRUJILLO Solomon D. Trujillo Director